Land Consolidation and Development Agreement of the Galaxy Bay Project

This agreement is signed among the undersigned on November 16, 2006 in Beijing, the People’s Republic of China (hereafter called “China”):

Party A: Shenyang Jitian Property Company Limited Registered Address: No301-8 Shuangyuan Road Dongling District Shenyang Authorized Representative: Duan Jingshi

Party B: Shengyang Maryland International Industry Company Limited Registered Address: No.69 Heping North Street, Heping District Shenyang Authorized Representative: Jiang Fang

Whereas:

1.

Party A is a legally established operating as a Wholly Owned Foreign Enterprise formed under the laws of the People’s Republic of China in Shenyang, Liaoning, PRC. Silverstrand International Holdings Company Limited (hereafter called “Silverstrand International”) holds 100% of Party A’s equity interest when this agreement is concluded. In addition, Party B is a Foreign Funded Enterprises established in China by Silverstrand International.

2.

On March 20, 2006, the Chessboard Mountain Tourism Development Board of the Shenyang City Planning and Land Resources Bureau signed a “National Land Use Right Transfer Contract” (No. 20060003) with Party A. The Bureau approved Party A to develop a residential project (including commercial development) with an area of 420,317 m(2) on a piece of land numbered QPS06-001 in the Chessboard Mountain Development Zone Qianling Community Xiaohenan. The project is hereinafter referred to the Galaxy Bay Project.

3.

Upon signing this agreement, Silverstrand International will sign an Equity Transfer Agreement – Jitian Property Company Limited (hereafter called the “Equity Transfer Agreement”) with Beijing Capital Land Limited ( hereafter called “Bj Capital”) and Reco Ziyang Pte Ltd (hereafter called “ Reco Ziyang”) in which Bj Capital and Reco Ziyang will purchase respectively 50% of Party A’s equity interest held by Silverstrand International. Party A will then be changed to a Sino-Foreign Joint-venture Company(hereafter called the “Joint-venture Company”). Upon completion of the aforesaid equity transfer, Party A will be called “Joint-venture Company” in this agreement. Upon signing the equity transfer agreement, Bj Capital and Reco Ziyang will increase Party A’s total investment capital from $29,000,000.00 to $79,000,000.00, and the registered capital from $20,000,000.00 to $ 40, 000,000.00, which Bj Capital and Reco Ziyang shall pay Party A’s registered capital of $20,000,000.00 respectively. While Silverstrand International has invested a registered capital of $1,399,970.00 for Party A, Bj Capital and Reco Ziyang shall invest $19,300,015.00 respectively as the registered capital to Party A upon the completion of the equity transfer.

4.

Party B will be responsible for the land consolidation and development of the Galaxy Bay Project such as “Three Supplies One Level” and formal “Seven Supplies One Level” as of the start of the project. As the principal party for development and construction of the project, the Joint-venture Company shall pay Party B the corresponding land consolidation fee.

Hereby, concerning the land consolidation and development of the Galaxy Bay Project’s construction land use, through negotiation, Party A and Party B have unanimously come to an agreement with following terms:

Chapter 1  Outline of Construction Land Use of the Galaxy Bay Project

Location	Xiaohenan Qianling Community Chessboard Mountain Tourism Development Zone Shenyang Liaoning
Land Purpose	Residence and commerce
Size of Transferred Land	420,317m2
Years of Land Use Right Transfer	Residential land use of 70 years, commercial land use of 40years, counted upon the date of the conclusion of the national land use right transfer contract about this land
Project Name to be Constructed on the Land	the Galaxy Bay Project
Construction scale of Project	Total Size of Floor Area: 893,943.50 m2

Chapter 2  Obligations of Party B in the Land Consolidation and Development

2.1

Party B accepts the responsibility of urging the Chessboard Mountain Tourism Development Board of the Shenyang City Planning and Land Resources Bureau to sign the Supplement Agreement to the National Land Use Right Transfer Contract (No. 20060003, hereinafter called the “Transfer Contract”) with Party A as of November 30, 2006, in which the following contents should be covered; that the size of the transferred land of the Galaxy Bay Project is 471,350.21m(2), that the plot ratio is a minimum of 1.7, and that no additional amount of money will be paid by Party A after its payment in the sum of RMB 456,043,945.00¥ as the land price for the entire project as specified in the Confirmation Letter of Auction of the Galaxy Bay Project land use(document Shen Qi Jiao Zi20061).

2.2

Party B guarantees to be responsible to complete the necessary applications for a new National Land Use Permit following the increase of land use size for the Galaxy Bay Project as of December 15, 2006, upon conclusion of the Supplement Agreement to the Transfer Contract as specified in Clause 2.1 of the agreement. Party A should pay the remaining unpaid balance of RMB 26,043,945.00¥of the total land price of RMB

456,043,945.00¥ of the Galaxy Bay Project; Party Party B will be responsible to obtain the new National Land Use Permit within 3 working days upon the completion of Party A’s payment in the aforesaid mentioned amount of the unpaid land price.

2.3

Party B accepts the responsibility for the completion of the planning adjustment procedures of the Galaxy Bay Project and obtaining the necessary Planning Permit for Land Use for construction purposes as of November 30, 2006. The specific adjustment index is as follows:

2.3.1	The plot ratio of the Galaxy Bay Project is increased from 1.6 to a 1.7 minimum.
2.3.2	The floor area of the Galaxy Bay Project is increased to minimum 801,295.357m2.

2.4

Party B accepts responsibility to insure the construction area of the Galaxy Bay meets the standard of “Three Supplies One Level” as of November 30, 2006, pay any corresponding expenses accrued and all necessary equipment, material, construction and closing fees, etc., to the standard of the aforementioned “Three Supplies One Level”. Construction refers to:

2.4.1	Road Supply:Party B accepts the responsibility to construct and complete a two-way motorway, accessible within the building line of the Galaxy Bay Project.
2.4.2

Water Supply:Party B accepts the responsibility to meet the requirement of a temporary water supply for the Galaxy Bay Project (with piping a minimum of 50mm in diameter) connecting to the well and water meter within the building line of the construction area, with complete installment of the water meter, construction and inspection of the well and all related valves.

2.4.3

Electricity Supply: Party B accepts the responsibility to meet the requirement of temporary electricity supply for the purpose of construction with installment of the transformer, a low-voltage brake box at the exit port and the necessary outer lines, as of November 30, 2006.

2.4.4

Land Level:Party B accepts the responsibility to demolish the necessary buildings, remove and/or dismantle the aerial circuitries, remove or cut down the necessary trees needed to complete the construction area of the Galaxy Bay. The clearing the construction site of all above and below ground debris, waste materials, toxins etc. Party A will not be held responsible for the theft of sand from the construction site.M

2.5

Party B accepts responsibility to insure that the construction area of the Galaxy Bay Project meet the standards set forth in the “Seven Supplies One Level” as of November 30, 2007, and pay any of the necessary, corresponding fees (except Party C’s proportion specified in Clause 2.5 of the agreement) accrued, such as; finance fees, equipment and material fees, construction fees and closing fees, etc.. The standard of the aforementioned “Seven Supplies One Level” refers to:

2.5.1	Road Supply: Party B accepts responsibility to pave the road outside of the building line of the Galaxy Bay Project to meet the requirements of the Shenyang City Urban Planning Commission.
2.5.2

Communication, CATV and ADSL Supplies: Party B accepts the responsibility to bury and pave cables to the nearest connecting point within the building line of the Galaxy Bay Project and complete the construction of all necessary connections.

2.5.3

Water Supply: Party B accepts the responsibility to connect the water-supply piping to the general valve well, complete the installment of the valve, overseeing the completion of the well thus insuring the water supply. The construction standard and water-supply capacity of the aforementioned water-supply piping and well should be in accordance with the design specifications and corresponding provisions of the State as well as Shenyang City.

2.5.4

Gas Supply: Party B accepts the responsibility to connect the gas-supply piping to the pressure-adjustment station within the building line of the Galaxy Bay Project, and complete the construction and inspection, thus insuring that it is safe and in working order. Party A is to prepay the gas finance fee of RMB 1,600¥ for each household. The construction standard and gas-supply capacity of the aforementioned gas-supply piping and pressure-adjustment station should be in accordance with the design specifications and corresponding provisions of the State and Shenyang City.

2.5.5

Sewerage Discharge Supply: Party B accepts the responsibility to connect the sewerage-discharge piping to the necessary facility within the building line of the Galaxy Bay Project, complete the construction and inspection of the facility and provide facilities for sewerage discharge in accordance with the project scale. The construction standard and sewerage-discharge capacity of the aforementioned sewerage-discharge pipe and checking well should be in accordance with the design specifications and corresponding provisions of the State and Shenynag City. Party B also guarantees to coordinate with relevant government administration bureaus not to construct any sewage discharge facility to the south of the Newly Developed River or to the east of the Dongli Road.

2.5.6

Heat: Supply: Party B accepts the responsibility to connect the heat-supply pipeline to the heat-transformer station within the building line of the Galaxy Bay Project, complete the construction and inspection of the station and procedures associated with heat supply. Party A will pay the related heat-supply fee of a maximum RMB 70¥ per m2 of the floor area. The construction standard and heat-supply capacity of the aforementioned heat-supply pipeline and heat-transformer station should be in accordance with the design specifications and corresponding provisions of the State and Shenyang City.

2.5.7	Electricity Supply: Party B accepts the responsibility to connect the city net cable to the transformer substation within the building line of the Galaxy Bay

Project, complete the construction and inspection of the station and procedures necessary for electricity supply. Party A will pay the relevant electricity-supply fee of a maximum RMB 90¥ per m2 of the floor area. The construction standard and electricity-supply capacity of the aforementioned cable and transformer substation should be in accordance with the design specifications and corresponding provisions of the State and Shenyang City.

2.5.8

Land Level: Party B accepts the responsibility to demolish the necessary buildings, remove or dismantle the aerial circuitries, remove or cut down the trees on the ground of the construction area of the Galaxy Bay, remove and clear the construction site of any or all aboveground and underground obstructions and residues necessary to provide a level and usable construction site. Party B is not responsible for the theft of sand from the site.

In the process of the aforementioned “Seven Supplies One Level”, Party A bears the construction fee of no more than RMB10,000,000.00. Upon Party B’s signing of contract ( such kind of contract is called the “ Municipal Contract” hereafter) of “Seven Supplies One Level” with the government administration bureaus/professional corporations, Party A should pay the contract sum of money to the corresponding parties within 3 working days following receipt and verification of the written notice of payment from Party B. But Party A’s total payment of the construction cost shall not exceed RMB 10,000,000.00 according to the aforesaid specifications; Should the money paid is less than that amount of money, Party A should pay Party B the balance with formal receipts from Party B in accordance with regulations of the tax administration bureau.

2.6

Party B accepts the responsibility for the necessary application and the acquiring of the Planning Permit of Construction Engineering and the Building Permit of Construction Engineering respectively for the first phase of the Galaxy Bay Project, and pay the associated costs accrued from the aforesaid permits as of November 30, 2006.

2.7

Party B accepts the responsibility to assist Party A in the signing of the Archeology and Reconnaissance Contract of the Galaxy Bay Project with the related administration bureau in charge of archeology and reconnaissance of the Galaxy Bay Project as of November 30, 2006. Party A should pay the archeology and reconnaissance fee, a maximum of RMB 4,100,000.00, in accordance with the clauses under the contract. Any additional fees should be paid by Party B.

2.8

Regarding the improper and non-standard form of planning and construction procedures concerning the Galaxy Bay Project, Party B should take responsibility to complete all the corresponding adjustment as of November 30, 2006, making it legal, valid and standard.

Chapter 3  Land Consolidation Fee and Its Payment Method

3.1

The Joint-venture Company should pay the land consolidation fee to Party B in accordance to the clauses under this agreement. Party B guarantees that no any other third party would be entitled to claim for its right and compensation regarding the aforesaid fee from Party A. Otherwise Party B should bear Party A’s loss thereby with full compensation.

3.2

Hereby Party A and Party B confirm that the land consolidation fee under the agreement is totally RMB 103,982,236.¥ which should be paid to Party B by the Joint-venture Company upon the effectiveness of this agreement.

3.3	The payment schedule of the land consolidation fee from Party A to Party B should be as follows:

3.3.1	The Joint-venture Company should pay Party B the land consolidation fee of RMB8,982,236.10¥ within 3 working days following Reco Ziyang Pte Ltd’s verification of Party A’s registered capital.
3.3.2

The Joint-venture Company should pay Party B the land consolidation fee of RMB5,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.1 of the agreement.

3.3.3

The Joint-venture Company should pay Party B the land consolidation fee of RMB5,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.2 of the agreement.

3.3.4

The Joint-venture Company should pay Party B the land consolidation fee of RMB10,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.3 of the agreement.

3.3.5

The Joint-venture Company should pay Party B the land consolidation fee of RMB10,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.4 of the agreement.

3.3.6

The Joint-venture Company should pay Party B the land consolidation fee of RMB10,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.5of the agreement.

3.3.7

The Joint-venture Company should pay Party B the land consolidation fee of RMB15,000,000 ¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.6 of the agreement.

3.3.8

The Joint-venture Company should pay Party B the land consolidation fee of RMB20,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in Clause 2.5.7 of the agreement.

3.3.9

The Joint-venture Company should pay Party B the land consolidation fee of RMB20,000,000¥ within 3 working days following Party B’s performance of its obligations as specified in the clauses from 2.5.1 to 2.5.7 and 2.5.8 of the agreement.

Chapter 4  Liability of Breach

4.1

Either party’s failure to perform in accordance with the clauses in the agreement is known as breach of the agreement. The complying party is entitled to require the breaching party to adopt full, effective and timely measures to eliminate the aftermath of its breach without delay. The breaching party should perform its liability and compensate for the complying party’s loss resulted from its breach, according to the special stipulations relevant to breach under the agreement or the regulations under relevant laws and regulations of PRC (when there is no special stipulation in the agreement on certain breach).

4.2	Should any following case occurs, Party B is regarded as breach of the agreement:
4.2.1

Party B violates any stipulation under Chapter 2 and 3, and lead to inefficiency, reversibility or incompletion of the agreement’s effectiveness or the Joint-venture Company’s right of any under the agreement.

4.2.2	Party B fails to perform its obligations in accordance to the relative stipulations under the agreement.

4.3	Should Party B is in breach of this agreement, the Joint-venture Company as the complying party is entitled to adopt the following one or more relieving measures to protect its right:
4.3.1

Relieve its obligations under the agreement and restitutes them after the elimination of Party B’s breach state. The Joint-venture Company’s intermittence of its obligations according to this clause is not regarded as its non-performance or delaying its performance of the obligations.

4.3.2

Inform Party B in written notice to rectify its breach actions within 10 days. If Party B fails to eliminate its breach state within the time limit, it should pay the Joint-venture Company RMB50,000¥ as its breach fee each day overdue until its elimination of all the breach states; The Joint-venture Company is also entitled to inform Party B in written notice to cancel the agreement effective upon the arrival of the written notice. When the Joint-venture Company fulfills its right to terminate the agreement, relevant compensations shall be claimed according to Clause 4.5 of the agreement.

4.3.3

Demand Party B to refund the Joint-venture Company any sum of the land consolidation fee having been paid to it within 5 days following Party B’s receipt of the written notice by the Joint-venture Company. If the money is not refunded within the time limit, Party B should pay the Joint-venture Company 0.05% of the should-be-refunded money as its breach fee until the date when all the money is refunded.

4.3.4	Demand Party B to compensate all the Joint-venture Company’s loss.

4.4

If the Joint-venture Company fails to pay Party B the land consolidation fee within the time limit specified in this agreement, Party B is entitled to inform the Joint-venture Company to rectify its breach action within 10 days in written notice. If the Joint-venture Company fails to do so within the time limit, it should pay Party B 0.05% of the should-be-paid money as its breach fee until the date when the money is paid off.

4.5	Each complying party or several parties are entitled to claim its or its compensations due to the breaching damage in accordance to the agreement and would be paid RMB

500,000 by the breaching party as breach fee according to the stipulations under the agreement.
4.6	The effectiveness of Chapter 4 shall not be affected by the termination or cancellation of the agreement.

Chapter 5   Confidentiality

5.1

Either party under this agreement shall be obliged to keep confidential about the agreement or proceedings related to the agreement or any non public information of the other party (hereafter called “confidential information”) which shall not be disclosed or divulged to any media, government organ or any other third party . Either party may disclose its obtained confidential information to some reasonable extension with prior written permission issued by the other party, or in the instances of requirements from courts, arbitration organs, government organs or relevant laws, and informing the other relevant party by written notice.

5.2

Either party may disclose above-mentioned information to its directors, management staff, agents, representatives and relevant enterprises who should be informed to perform the confidential obligations under this chapter, but the disclosure must be subjected to the necessary scope for the purpose to realize normal operation.

5.3

Either party’s confidential obligation under Chapter 5 shall be effective and continuous and not be affected by the agreement effectiveness except that the aforesaid confidential information is available legally.

Chapter 6  Force Majeure

6.1	Should either party be prevented from performing any of its obligations under this agreement due to event of force majeure, it need not bear liability of its breach of agreement.
6.2

Should force majeure occurs, the affected party shall notify the other party of its occurrence as soon as possible and provide the other party with a certificate issued by the local competent authorities and written explanations on its failure, part failure or delay in performing the agreement within 10 working days following its occurrence. Both parties shall negotiate whether to rescind the agreement, partly relieve obligations under the agreement or delay to perform the agreement according to the effect degree to the agreement brought by the force majeure.

Chapter 7  Applicable Law and Settlement of Dispute

7.1	Conclusion, effectiveness, explanation, implementation and dispute of the agreement shall apply to the applicable laws in the Mainland of the PRC.
7.2

Any dispute arising from or in connection with this agreement shall be negotiated peacefully between the two parties. Either party is entitled to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Beijing in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral judgment is final and binding upon both parties.

Chapter 8  Notice

8.1

It is stipulated in the agreement that any notices or correspondences from one party to the other party should be made in a written formats in Chinese and sent by special person, express delivery (China Post EMS) or facsimile to the following corresponding addresses or fax numbers:

Party A: Shenyang Jitian Property Company Limited

Recipient: Duan Jingshi
Address: C Site 25-26/F President Building, No.69 Heping North Street, Heping
District Shenyang
Postcode: 110003
Telephone Number: 86-024-22813888
Fax Number: 86-024-22813999

Party B: Shengyang Marylang International Industry Company Limited

Recipient: Jiang Fang
Address: C Site 25-26/F President Building, No.69 Heping North Street, Heping
District Shenyang
Postcode: 110003
Telephone Number: 86-024-22813888
Fax Number: 86-024-22813999

8.2	Any written notices or correspondences are regarded as arrived in the following instances:

8.2.1	There are marked dates of accepted pieces on the return receipts upon arrival by express delivery
8.2.2	There are confirmed dates on the printed reports upon the arrival of the files transmitted by facsimile
8.2.3	There is recipient’s signature upon the arrival by special person.

8.3

Should either involved party change any corresponding content listed in Clause 8.1, it should inform the other party within 7 days following its change. Otherwise, any delivery of files to the aforesaid listed corresponding addresses or fax numbers is regarded as valid.

Chapter 9  Other Clauses

9.1

The agreement will be concluded upon the signature and seal by the legal representatives or assignees authorized from Party A, Party B, and valid upon the completion of the equity transfer aforesaid in the Equity Transfer Agreement.

9.2	Party A or Party B bears respectively the implicative guarantee liability concerning the other party’s liability under the agreement.

9.3

Either party’s failure or delay to exert its right or redress under the agreement is not regarded as its waiver. Its part exertion of right or redress should not prevent it from exerting its other rights or redresses.

9.4	Either party should not transfer the agreement to any other three party excluded in the agreement without the other party’s written acknowledgement.

9.5

Any modification, abridgement or amendment to the agreement will not be effective until the involved parties have reached a supplement agreement in a written format with the signature and seal by the representatives or assignees authorized from the involved parties. If there is any difference in the stipulations between the aforesaid supplement agreement and this agreement, the stipulations in the supplement agreement should be taken as standard.

9.6

Either involved party under the agreement should bear its own tax, cost and expense(including the attorney fee) relating to the transactions under the agreement and the clauses of the agreement, except any additional stipulations under the agreement.

9.7

The items, clauses, chapters and captions of the paragraphs in the agreement are merely set for the convenience of reading. They should not affect the explanations of the contents and implement of the agreement.

9.8	All the aforesaid days in the agreement refer to the calendar days except otherwise specified as working days.

9.9	The agreement is issued in Chinese in 4 copies, with either party holding 2 copies respectively. Each copy is of the same legal force.

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(No text on this page. The signature page of the Land Consolidation and Development Agreement of the Galaxy Bay Project)

PARTY A: SHENYANG JITIAN PROPERTY COMPANY LIMITED (SEAL)

LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE):

PARTY B: LIAONING MARYLAND INTERNATIONAL INDUSTRY COMPANY LIMITED (SEAL)

LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE):